Exhibit 3.2

BYLAWS
OF
TEO FOODS, INC.

ARTICLE I
OFFICES

SECTION 1.  OFFICE.  The corporation may have offices, either within or without the State of Nevada, at such place or places as the Board of Directors may from time to time appoint or the business of the corpo-ration may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

SECTION 1.  ANNUAL MEETINGS.  Annual meetings of stockholders for the election of directors and for such oth-er business as may be stated in the notice of the meet-ing, shall be held at such place, either within or without the State of Nevada, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.

SECTION 2.  OTHER MEETINGS.  Meetings of stock-holders for any purpose other than the election of directors may be held at such time and place, within or without the State of Nevada, as shall be stated in the notice of the meeting.

SECTION 3.  VOTING.  Except as otherwise provided by statute or by the Articles of Incorporation, at each meeting of stockholders, each holder of record of stock of the Corporation entitled to vote there at, in person or by proxy, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period.  All elections for directors shall be decided by plurality vote of the shares present in person or represent-ed by proxy at the meeting and entitled to vote on the election of directors; and all other questions shall be de-cided by the affirmative vote of the majority of shares pre-sent in person or represented by proxy at the meeting and entitled to vote on the subject matter, except as otherwise provided by the Articles of Incorporation, Bylaws or the laws of the State of Nevada.

A complete list of the stockholders entitled to vote at the ensuing election and the number of shares held by each, shall be open to the examination of any stock-hold-er, for any purpose germane to the meeting, during ordi-nary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be spec-ified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Exhibit 3.2 -- Page 1

SECTION 4.  QUORUM.  Except as otherwise required by law, by the Articles of Incorporation or by these By-laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders.  In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without no-tice other than announcement at the meeting until the req-uisite amount of stock entitled to vote shall be present.  At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 5.  SPECIAL MEETINGS.  Special meetings of the stockholders for any purpose or purposes may be called by holders of ten percent or more of the outstanding shares, the President or Secretary, or by resolution of the di-rectors.

SECTION 6.  NOTICE OF MEETINGS.  Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten (10) nor more than sixty (60) days before the date of the meeting.

SECTION 7.  ACTION WITHOUT MEETING.  Unless other-wise provided by the Articles of Incorporation, any ac-tion required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares enti-tled to vote thereon were present and voted.

ARTICLE III
DIRECTORS

SECTION 1.  NUMBER AND TERM.  The number of direc-tors shall be a minimum of one.  The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his or her successor shall be elected and shall qualify.  Directors need not be stock-holders.

SECTION 2.  RESIGNATIONS.  Any director, member of a committee or other office may resign at any time.  Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary.  The acceptance of a resignation shall not be necessary to make it effective.

Exhibit 3.2 -- Page 2

SECTION 3.  VACANCIES.  If the office of any di-rector, member of a committee or other officer becomes va-cant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unex-pired term and until his successor shall be duly chosen.

SECTION 4.  REMOVAL.  Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a spe-cial meeting of the stockhold-ers called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of re-moval, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

SECTION 5.  INCREASE OF NUMBER.  The number of directors may be increased by amendment of these Bylaws, vote of the majority of the Board of Directors or by the affirmative vote of a majority vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election or until their successors are elected and qualify.

SECTION 6.  POWERS.  The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Articles of Incorporation of the corporation or by these Bylaws conferred upon or reserved to the stockholders.

SECTION 7.  COMMITTEES.  The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each com-mittee to consist of one or more of the directors of the corporation.  Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-laws, shall have and may exercise all the powers and author-ity of the Board of Directors in the management of the busi-ness and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may re-quire it; but no such committee shall have the power or authority in reference to amending the Certificate of Incor-poration, adopting an agreement of merger or consolida-tion, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dis-solution of the corporation or a revocation of a dissolu-tion, or amending the Bylaws of the corporation; and, unless the res-olution, these Bylaws or the Articles of Incorpo-ration expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issu-ance of stock.

SECTION 8.  ANNUAL MEETINGS.  The annual meeting of the Board may be held at such time and place, either within or without the State of Nevada, as shall be fixed by a vote of the Board of Directors.

Exhibit 3.2 -- Page 3

SECTION 9.  REGULAR MEETINGS.  Regular meetings of the directors may be held at such places and times as shall be deter-mined from time to time by resolution of the directors.

SECTION 10.  SPECIAL MEETINGS.  Special meetings of the board may be called by the President or by the Secre-tary on the written request of any two (2) directors on at least five (5) days' notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

SECTION 11.  QUORUM.  A majority of the directors shall constitute a quorum for the transaction of business.  If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announce-ment at the meeting which shall be so adjourned.

SECTION 12.  COMPENSATION.  Directors shall be entitled to receive compensation for their services as directors or as members of committees by resolution of the board which may include a fixed fee and expenses of attendance for at-tendance at each meeting.  Nothing herein contained shall be construed to preclude any director from serving the corpo-ration in any other capacity as an officer, agent or other-wise, and receiving compensation therefor.

SECTION 13.  ACTION WITHOUT MEETING.  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be tak-en without a meeting, if prior to such action a written con-sent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

ARTICLE IV
OFFICERS

SECTION 1.  OFFICERS.  The officers of the corpo-ration shall be a President, a Treasurer, and a Secretary, all of whom shall be appointed by the Board of Directors and who shall hold office until their successors are appointed.  None of the officers of the corporation need be directors.

SECTION 2.  OTHER OFFICERS AND AGENTS.  The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 3.  CHAIRMAN.  The Chairman of the Board of Directors, if one be elected, shall preside at all meet-ings of the Board of Directors and shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Exhibit 3.2 -- Page 4

SECTION 4.  PRESIDENT.  The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation.

SECTION 6. TREASURER.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disburse-ments in books belonging to the corporation.  He shall deposit all monies and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

SECTION 7.  SECRETARY.  The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and in case of his absence or refusal or ne-glect so to do, any such notice may be given by any per-son thereunto directed by the President, or by the direc-tors, or stockholders, upon whose requisition the meeting is called as provided in these Bylaws.  He shall record all the pro-ceedings of the meetings of the corporation and of the di-rectors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President.

SECTION 9.  SALARIES.  The salaries of all offi-cers of the corporation shall be fixed by the Board of Di-rectors.

SECTION 10.  REMOVAL.  Any officer elected or ap-pointed by the Board of Directors may be removed from of-fice, with or without cause, at any time by the affirmative vote of a majority of the directors present at any meeting of the Board at which a quorum is present.

ARTICLE V
MISCELLANEOUS

SECTION 1.  CERTIFICATES OF STOCK.  Certificates of stock, signed by the President, and the Treasurer or Secretary.  Any of or all the signatures may be fac-similes. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or such owner's legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

Exhibit 3.2 -- Page 5

       SECTION 2.  UNCERTIFICATED SHARES. Subject to any conditions imposed by statute, the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by statute.

SECTION 3.  TRANSFER OF SHARES.  Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by the registered holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed.

SECTION 4.  STOCKHOLDERS RECORD DATE.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corpora-tion action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days be-fore the date of such meeting.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5.  REGISTERED STOCKHOLDERS.  The corpo-ration shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof, and, ac-cordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as may be otherwise expressly provid-ed by the laws of Nevada.

SECTION 6.  DIVIDENDS.  Subject to the provisions of the Articles of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient.  Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the inter-ests of the corporation.

SECTION 7. FISCAL YEAR.  The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

Exhibit 3.2 -- Page 6

SECTION 8.  NOTICE.  When-ever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated, and any no-tice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing.  Stockholders not entitled to vote shall not be entitled to receive notice of any meetings ex-cept as oth-erwise provided by Statute.

SECTION 9.  WAIVER OF NOTICE.  Whenever any no-tice whatever is required to be given under the provisions of any law, or under the pro-visions of the Certificate of Incorporation of the corpo-ration or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VI
INDEMNIFICATION OF OFFICERS, DIRECTORS,
EMPLOYEES AND AGENTS

To the extent and in the manner permitted by the laws of the State of Nevada, and specifically as is per-mitted under the Nevada Revised Statutes, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding.

ARTICLE VII
AMENDMENTS

These Bylaws may be altered or repealed and Bylaws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alter-ation or repeal or Bylaw or Bylaws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or Bylaw or Bylaws to be made, be contained in the notice of such special meeting.

Exhibit 3.2 -- Page 7